Exhibit 3.3

Delaware The First State Page 1 Authentication: 202218100 Date: 01 - 05 - 21 7527556 8100 SR# 20208714920 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DITO, INC.”, CHANGING ITS NAME FROM "DITO, INC." TO "GAMING TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE TWENTY - FIRST DAY OF DECEMBER, A.D. 2020, AT 1:12 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION DITO, INC. State of Delaware Secretary of State Division of Corporations Delivered 01:12 PM 12 / 21 / 2020 FILED 01:12 PM 12 / 21/2020 SR 20208714920 - File Number 7 5 2 7 556 Dito, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL'), does hereby certify: 1. This Certificate of Amendment (the "Certificate of Amendment') amends the provisions of the Company's Certificate oflncorporation filed with the Secretary of State of the State of Delaware on July 23, 2019 (the "Certificate of Incorporation"). 2. The First Article of the Certificate oflncorporation is hereby amended and restated in its entirety, as follows: 1. Name . The name of the corporation is Gaming Technologies, Inc. 3. This amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the DGCL. 4. All other provisions of the Certificate oflncorporation shall remain in full force and effect. IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer on this 21 day of December, 2020. DITO,INC. By: -------------- Jason Drummond, President and CEO